UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
December 7, 2011
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GRAND RIVER COMMERCE, INC.
(Exact name of registrant as specified in its charter)
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Michigan	333-147456	20-5393246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4471 Wilson Ave., SW, Grandville, Michigan	49418
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (616) 929-1600
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Election of a Director

Effective December 7, 2011, the Board of Directors (“Board”) of Grand River Commerce, Inc. (“Company”) appointed Thomas P. Jeakle to the Company’s Board as a Class 1 director, and as a director of Grand River Bank (“Bank”), each pursuant to recommendations by the Governance and Nominating Committees of the respective boards of directors, as well as receipt of approval of the Bank’s regulators.  Mr. Jeakle will fill the vacancy created by resignation of Theodore W. Kortes due to unforeseen personal reasons in August, 2011.  Mr. Jeakle will be appointed to committees of the boards of the Company and the Bank in the future.  Mr. Jeakle will receive stock options commensurate in amount and terms to the non-employee directors currently serving on the Board.

During the past five years, Mr. Jeakle has been employed as a CPA for Prangley Marks, LLP in Grand Rapids, MI.  Mr. Jeakle is active in several professional organizations including serving as the chair of the Auto Dealers Task Force of the Michigan Association of CPAs, a member of the MACPA’s State and Local Task Force, Regional Advisory Council, and the Financial Literacy Task Force, a current member and past chair of the Grand Rapids Area Chamber of Commerce’s Tax Policy Committee and a member of the GRACC’s Regional Issues Steering Committee, a Trustee of the Michigan Accountancy Foundation and member of the Association for Corporate Growth.  Mr. Jeakle is currently a member, and past chair, of the Auto Dealer committee of CPA Associates International.  He is also a member of the American Institute and Michigan Association of CPAs.

Mr. Jeakle has been a member of the Michigan Association of CPAs since 1978 and has served on the Board of Directors from 1994 to 2000.  He has served as Chairman of the State and Local Tax Committee and on the Editorial Staff of the Michigan CPA Magazine’s State/Local Tax Clinic.  Mr. Jeakle has published various articles on state and local taxation in the Michigan CPA Magazine.   It is because of his accounting, board of director and leadership experience that the respective boards of the Company and the Bank concluded that Mr. Jeakle should be elected.

Mr. Jeakle is not a party to any arrangement or understanding with any person pursuant to which he was appointed as a director; neither is Mr. Jeakle nor any of his immediate family members a party to any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description
None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRAND RIVER COMMERCE, INC.

Date: December 9, 2011	By:	/s/ Robert P. Bilotti
Robert P. Bilotti
President and Chief Executive Officer